EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Gabriel Technologies Corporation, a Delaware corporation (the “Company”) on Form 10-QSB for the three month period ending September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Maurice Shanley, Chief Financial Officer and Executive Vice President of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Gabriel Technologies Corporation, and will be retained by Gabriel Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/   Maurice Shanley

Maurice Shanley, Chief Financial Officer and

Executive Vice President (Principal Financial

and Accounting Officer)

Date:  November 21, 2005